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                                                                   EXHIBIT 99.1


CONTACTS:
Media Relations                                             Investor Relations
Mike Jacobsen                                               John Kristoff
(330) 490-3796                                              (330) 490-5900
jacobsm1@diebold.com                                        kristoj@diebold.com


FOR IMMEDIATE RELEASE:
June 30, 2005

DIEBOLD REDUCES 2005 SECOND QUARTER AND YEAR-END EARNINGS OUTLOOK
Investor conference call scheduled for today at 10:00 a.m. ET

         NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today announced it has lowered its second quarter and full-year earnings per share guidance for 2005, as its North America growth outlook has been revised downward and is now in line with current expectations of customer demand.

         Additionally, the company has identified a reconciliation issue in its North America sales commission accrual account, as of December 31, 2004, with the impact on specific prior years yet to be determined. As a result of this reconciliation, the company has determined the commission account was under accrued by approximately $13 million at the end of 2004. This is a preliminary estimate and the final amount could vary. A thorough review is currently underway and is expected to be completed shortly. This amount is excluded from earnings estimates provided throughout the remainder of this outlook.

Revised Second Quarter and Full-Year Expectations

         The company now expects second quarter earnings to be $.47 to $.50. Included in this earnings estimate are restructuring charges of $.04 per share and European Opteva manufacturing start-up costs and related issues of approximately $.03 per share. Excluding these one-time items, second quarter earnings per share are expected to be $.54 to $.57.

         Full-year 2005 operating earnings are now expected to be $2.60 to $2.70. This range excludes manufacturing start-up costs and related issues of approximately $.04 per share, and restructuring charges of $.15 to $.30. The company has defined and is reviewing various options for restructuring and will provide a more definitive review of its anticipated restructuring costs in its second quarter earnings announcement. This revised earnings guidance compares to 2004 full-year earnings per share of $2.54.

         Factors contributing to the lowered earnings expectations are:

         o Growth in the company's North America business is lower than its previous expectations as upgrade/replacement activity in the regional bank segment has developed at a slower than expected rate.

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PAGE 2/ DIEBOLD REDUCES OUTLOOK

         o A proportionately higher mix of revenue from the company's international operations and election systems businesses, which carry lower margins

         o A negative foreign currency exchange impact due to the strengthening of the dollar, particularly against the Euro which moved from approximately $1.30 to $1.20 during the second quarter

         o Continuing cost challenges in the transition to a single, global product platform

Cost Reduction Initiatives

         To further strengthen its competitiveness, the company is initiating several actions now and for the remainder of 2005:

         o The elimination of approximately 300 full-time positions in North America and Western Europe. This action includes jobs affected by the recently announced closing of the Danville, Va., manufacturing facility

         o Further global manufacturing realignment and facility consolidation

         o Acceleration of the consolidation of research and development operations and service functions

         o Further product cost reductions through procurement, manufacturing and design improvements

         "We are disappointed with our financial performance during the quarter and with our revised outlook for the year," said Walden W. O'Dell, Diebold chairman and chief executive officer. "Our global markets remain healthy as we once again experienced strong growth in orders and backlog during the quarter. However, our North America revenue outlook is lower than previously expected, resulting in a lower profit outlook. In addition, we continue to face challenges on the cost side as we transition to a global product platform. We are moving quickly and decisively to improve our performance by accelerating our cost-reduction initiatives."

         O'Dell added, "There is tremendous value in Diebold, from the strength of our brand to our world-class technology and product solutions. We are confident that by taking these aggressive cost actions now, we will be able to leverage our leadership position in the marketplace and ensure long-term, profitable growth."

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PAGE 3/ DIEBOLD REDUCES OUTLOOK

Investor call information

         A special investor conference call with Walden W. O'Dell, chairman and chief executive officer, and Gregory T. Geswein, senior vice president and chief financial officer, will be held today at 10 a.m. (ET). This conference call will last approximately 30 minutes. Participants should plan to dial in 15 minutes prior to the session. Details on the call are as follows:

                     Call-in numbers      Passcode       Time/Date
Conference call      (913) 981-5525       5854588        10 a.m. (ET), 6/30/05
Call replay          (719) 457-0820       5854588        Begins: 1 p.m. (ET), 6/30/05
                                                         Ends: 5 p.m. (ET), 7/7/05

         Also, Diebold will release second quarter financial results on July 27, before trading begins on the New York Stock Exchange. Walden W. O'Dell and Gregory T. Geswein will discuss the results during a conference call scheduled to begin at 10 a.m. (ET) that day. The conference call will last approximately one hour. Participants should plan to dial in 15 minutes prior to the session. Details on the call are as follows:

                     Call-in numbers      Passcode       Time/Date
Conference call      (913) 981-4912       276504         10 a.m. (ET), 7/27/05
Call replay          (719) 457-0820       276504         Begins: 1 p.m. (ET), 7/27/05
                                                         Ends: 5 p.m. (ET), 8/3/05


         Live access to both calls is also available on Diebold's Web site at www.diebold.com. The replays can be accessed on the site for three months after the calls. Detailed financial information regarding Diebold's second quarter results will be available on the company's Web site.

FORWARD-LOOKING STATEMENTS

         In this press release, statements that are not reported, financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, results of the review of the company's North American sales commission accrual account and the company's implementation of cost-reduction initiatives. The use of the words "believes," "anticipates," "expects," "intends" and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those

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PAGE 4/ DIEBOLD REDUCES OUTLOOK

expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

o competitive pressures, including pricing pressures and technological developments;

o changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

o changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

o acceptance of the company's product and technology introductions in the marketplace;

o    unanticipated litigation, claims or assessments;

o the company's ability to reduce costs and expenses and improve internal operating efficiencies;

o variations in consumer demand for financial self-service technologies, products and services;

o challenges raised about reliability and security of the company's election systems products, including the risk that such products will not be certified for use or will be decertified;

o changes in laws regarding the company's election systems products and services;

o potential security violations to the company's information technology systems; and

o the company's ability to achieve benefits from its cost-reduction initiatives.

         Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 14,000 associates with representation in nearly 90 countries worldwide and is headquartered in North Canton, Ohio, USA. Diebold reported revenue of $2.4 billion in 2004 and is publicly traded on the New York Stock Exchange under the symbol `DBD.' For more information, visit the company's Web site at www.diebold.com.


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